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                                                           EXHIBIT 10.(i)(L)(2)

                             THE BANK OF NEW YORK
                            THE BANK OF NOVA SCOTIA


                                March 27, 1997


Signature Financial/Marketing, Inc.
200 North Martingale Road
Schaumburg, Illinois 60173


Gentlemen:

We refer to the Credit Agreement dated as of September 27, 1997, as amended and restated as of October 21, 1996 and as amended as of December 23, 1996 among Signature Financial/Marketing, Inc., various Banks, BNY, and BNS (the "Signature Credit Agreement").

The Bank of New York ("BNY") and The Bank of Nova Scotia ("BNS") have been advised by Montgomery Ward & Co., Incorporated ("Montgomery Ward") that Montgomery Ward plans to enter into a Limited Waiver and First Amendment (the "Waiver and Amendment") to the Note Purchase Agreements dated as of March 1, 1993 between Montgomery Ward and the note purchasers thereunder (the "Note Agreements") with the holders (the "Noteholders") of the notes (the "Notes") issued under the Note Agreements. The Waiver and Amendment provides for the waiver by the Noteholders for the periods prior to and including June 27, 1997 of compliance by Montgomery Ward with the minimum shareholders equity and priority debt tests under the Note Agreements and provides for the payment of a waiver fee to the Noteholders, an increase in interest rates on the Notes, a shortening to August 29, 1997 of the maturity of the Notes and the imposition of certain additional covenants and restrictions on Montgomery Ward.

BNY and BNS have been advised that the Program Agreement dated as of October 7, 1996, as amended, ("Program Agreement") among Montgomery Ward, Lechmere, Inc. and Deutsche Financial Services Corporation has a cross default provision similar to the cross default provision contained in section 13.1(c) of the Long and Short Term Credit Agreements dated as of September 15, 1994, as amended, among Montgomery Ward, various Banks, and BNY, BNS, The First National Bank of Chicago, and Bank of America National Trust and Savings Association, as agents.

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March 27, 1997
Page 2


BNS and BNY hereby waive any "Event of Default" which might arise under section 8.1(f) of the Signature Credit Agreement solely and exclusively by reason of any "Event of Default" under section 7.1(e) of the Program Agreement, provided that such "Event of Default" under the Program Agreement was caused solely and exclusively by reason of the execution and delivery by Montgomery Ward of the Waiver and Amendment and the performance by Montgomery Ward of its obligations thereunder and for no other reason whatsoever.

The waiver contained herein is limited precisely to its terms and shall not constitute an amendment, modification or waiver generally or for any other purpose.

This letter may be executed in any number of counterparts, each of which shall be an original and all of which when taken together will constitute one document. This letter shall be governed by and construed in accordance with the laws of the State of Illinois.

THE BANK OF NEW YORK, in its
individual capacity and in its
capacity as Documentation Agent


By: /s/ Michael Flannery
   -----------------------------
Name:   Michael Flannery


THE BANK OF NOVA SCOTIA, in its
individual capacity and in its
capacity as Administrative Agent


By: /s/ F.C.H. Ashby
   -----------------------------
Name:   F.C.H. Ashby
Title:  Senior Manager Loan Operations